UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported): August 17, 2011

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-34891	27-1594952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 Ashton Road, Suite A, Hanover, Maryland	21076
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (443) 270-5300

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders.

On August 18, 2011, The KEYW Holding Corporation (“KEYW” or the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report voting results of the Company’s Annual Meeting of Stockholders held on August 17, 2011 (the “Annual Meeting”) including, among other matters, the results of the advisory vote of its shareholders regarding the frequency of conducting an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”).  This Form 8-K/A is being filed as an amendment to the Original Report solely to confirm the decision of KEYW as to how frequently the Company will conduct a Say-on-Pay Vote.  Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

In the Company’s Proxy Statement filed on July 15, 2011, the board of directors of the Company recommended that shareholders vote for the option of having a Say-on-Pay every three years.  As reported in the Original Report, the Company’s shareholders approved an annual Say-on-Pay Vote by a majority of the votes cast.

As previously reported in the Original Report, in an advisory vote on the frequency of holding advisory votes on the compensation of the Company’s named executive officers held at the Annual Meeting, 12,779,711 shares voted for one year, 264,465 shares voted for two years, 7,999,102 shares voted for three years, 156,600 shares abstained and there were 2,320,024 broker non-votes. The Company has considered the outcome of this advisory vote. Although a majority of the votes of the Company’s shareholders were cast at the Annual Meeting in favor of holding an annual, non-binding advisory vote on executive compensation, approximately 38% of the votes cast on the non-binding advisory “say on pay frequency” proposal were voted in favor of holding the non-binding advisory “say on pay” vote every three years.

Further, the board considered:

•
The advantage of a longer term perspective that a triennial vote would bring, in light of the significant equity component of the Company’s compensation program with vesting over three or more years, the value of which is directly linked to share performance. Further, a vote every three years provides a longer term compensation history and business performance track record against which to measure management's strategic long-term business decisions and more frequent votes may focus undue attention on the particular year being reported as opposed to the longer term focus the Company is seeking to achieve through its compensation policies.

•
The strong support for the Company's compensation program evidenced by the shareholders’ 2011 advisory “say on pay” vote on compensation in which approximately 67% of the shares voting on the proposal approved the executive compensation reflected in the Company’s 2011 proxy statement.

•	The board’s recommendation contained in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders that the advisory “say on pay” vote be held every three years.

While the Company believes the views of its shareholders are important, in light of all of the above factors, the board has decided to conduct future shareholder advisory votes on executive compensation every three years until the next required “say on pay frequency” vote. As such, the next “say on pay” advisory vote will be held at the Company’s Annual Meeting of Stockholders to be held in 2014 unless the board of directors determines that a different frequency for such votes is in the best interests of the Company’s shareholders or until the next advisory “say on pay frequency” vote is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ John E. Krobath
Date: January 16, 2012	John E. Krobath
Chief Financial Officer